EXHIBIT 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

Retail Investor and Media Contact: GenVec, Inc. Douglas J. Swirsky (240) 632-5510 dswirsky@genvec.com	Institutional Investor Contact: S.A. Noonan Communications Susan A. Noonan (212) 966-3650 susan@sanoonan.com

GenVec President and Chief Executive Officer Announces Retirement
Paul H. Fischer Will Serve Until Successor is Named, Board of Directors Initiates Search

GAITHERSBURG, MD, Dec. 13, 2011 — GenVec, Inc. (Nasdaq: GNVC), a biopharmaceutical company using differentiated, proprietary technologies to create superior therapeutics and vaccines, today announced that Paul Fischer, Ph.D. has informed the Board of Directors of his plan to retire as President and Chief Executive Officer.  Dr. Fischer, 62, will continue to serve until a successor is named and the CEO transition is complete.  The Board  has retained Spencer Stuart, a nationally recognized executive search firm, to advise the Board on potential candidates.

“I am proud to have served GenVec, our employees, our Board of Directors and our stockholders, as a director, President and Chief Executive Officer, since 1996,” said Dr. Fischer.  “Our dedicated employees, management team and Board have put GenVec on a solid footing, and I am confident that the company is well-positioned for its next phase of growth and development.  I look forward to working with the Board and my successor to ensure a seamless transition.”

“On behalf of the Board and everyone at GenVec, I want to thank Paul for the leadership, dedication and commitment that he has given the Company over the last 15 years,” said Zola Horovitz, Ph.D., Chairman of the Board of Directors.  “He has been an outstanding leader in both good and challenging times.  The Board is committed  to hiring the right candidate to serve as GenVec’s next CEO and will complete the search as expeditiously as possible.”

About GenVec

GenVec is a biopharmaceutical company using differentiated, proprietary technologies to create superior therapeutics and vaccines. A key component of our strategy is to develop and commercialize our product candidates through collaborations. GenVec is working with leading companies and organizations such as Novartis, Merial, and the U.S. Government to support a portfolio of product programs that address the prevention and treatment of a number of significant human and animal health concerns. GenVec’s development programs address therapeutic areas such as hearing loss and balance disorders; as well as vaccines against infectious diseases including respiratory syncytial virus (RSV), herpes simplex virus type 2 (HSV-2), dengue fever, influenza, malaria, and human immunodeficiency virus (HIV). In the area of animal health we are developing vaccines against foot-and-mouth disease (FMD). Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding the recruiting and hiring of a Chief Executive Officer to succeed Paul Fischer, Ph.D., our current Chief Executive Officer, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including Dr. Fischer’s continued willingness to serve as our Chief Executive Officer and the successful search for a new Chief Executive Officer.  Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.